Exhibit 10.2

CONFIRMATION

“Confirmation Effective Date”: March 16, 2012

Seller:	Buyer:
Alliance Coal, LLC, a Delaware limited liability company	Seminole Electric Cooperative, Inc., a Florida rural electric cooperative corporation

Guarantor

Alliance Resource Partners, L.P., a Delaware limited partnership

This Confirmation sets forth the binding agreement entered into between Seller and Buyer on the date above as to this transaction regarding the purchase/sale of Coal under the following terms:

Term:	Per Attachment 1

Quantity/Tons:	Per Attachment 1

Scheduling:	Per Base Contract

Source(s):	Per Attachment 1

Delivery Point:	FOB railcar at the Source

Contract Price:	Per Attachment 1

Other Provisions:

Per Attachment 1 and including Schedules:

Schedule 1 - Coal Quality Specification

Schedule 2 - West Kentucky Base Price

Schedule 2A - West Kentucky State Severance Tax

Schedule 3 - Illinois Base Price

Schedule 4 - List of Indices Utilized for Price Adjustments

Schedule 5 - Prompt Year AQR Price Computation

Schedule 6 - Substitute Illinois Base Price

Schedule 7 - Coal Quality Analysis Example

Schedule 8 - Alliance Force Majeure Computation

Attachment 2 - Mine Safety Laws Criteria and Protocols

Attachment 3 - Guaranty

This Confirmation supplements, forms part of, and is subject to, the Base Contract for Purchase and Sale of Coal between Seller and Buyer dated March 16, 2012 (the “Base Effective Date”). All provisions contained in the Base Contract govern this Confirmation to the extent not in conflict with the terms hereof. Terms used but not defined herein shall have the meanings ascribed to them in the Base Contract. This Confirmation supersedes any prior agreements or writings concerning this transaction.

“Seller” Alliance Coal, LLC		“Buyer” Seminole Electric Cooperative, Inc.

/s/ Robert G. Sachses		/s/ Timothy S. Woodbury
By:	Robert G. Sachse	By:	Timothy S. Woodbury
Title:	Executive Vice President	Title:	CEO and General Manager
Date:	March 16, 2012	Date:	March 16, 2012

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

Attachment 1

to Confirmation dated March 16, 2012 between

Alliance Coal, LLC and Seminole Electric Cooperative, Inc.

Section 1: Term

1.1 Term. The term of the Confirmation shall be six (6) years beginning January 1, 2013 and ending on December 31, 2018.

Section 2: Quantity

2.1 Quantity. Buyer’s projected coal requirements for the Seminole Generating Station during the term will range between a maximum of 4.0 million tons per Contract Year and a minimum of 3.0 million tons per Contract Year. Seller agrees to sell and deliver to Buyer, and Buyer agrees to Purchase and accept from Seller, an annual base load quantity of **** tons and annual additional quantity requirements (“AQR”) that will range between **** and **** tons, all as determined by Buyer’s annual forecasting (Section 4.1 of the Base Contract) and the resulting Contract Quantity as determined by Buyer.

2.2 AQR Quantity. The AQR quantity elected by Buyer in its final quantity nomination to be provided to Seller on or before October 1st (as set forth in Section 4.1 of the Base Contract) shall not be less than ****% or more than ****% of Buyer’s initial AQR quantity projection provided to Seller on or before the preceding July 15th.

2.3 Exclusivity. Except as otherwise provided in Section 8.6, Buyer shall not purchase coal from other sources in any Contract Year unless Buyer has committed to purchase at least 4,000,000 tons of Coal from Seller in such Contract Year. In the event that Buyer’s coal requirements for the Seminole Generating Station exceed the Contract Quantity as specified in the final nomination for a Nomination Period and such final nomination did not exceed 4,000,000 tons of Coal, Buyer shall promptly notify Seller and Seller shall have the option, but not the obligation, of providing such additional quantities at the current AQR Price. If Seller elects to not provide such additional quantities, then Buyer shall have the right to purchase such quantities from other sources. Buyer expressly reserves the right to purchase coal from other sources in any Contract Year, as long as Buyer has committed to purchase at least 4,000,000 tons of Coal from Seller in such Contract Year.

2.4 Annual Contract Quantity Declaration. On or before January 1 of the calendar year preceding the Contract Year of delivery, Buyer must provide Seller notice of its projected minimum and maximum Contract Quantity within a range of **** tons (“Contract Quantity Limits”). For the Contract Year 2013, Buyer projects the Contract Quantity Limits to be between **** tons and **** tons. Buyer’s final quantity nomination, by month, to be provided by Buyer to Seller on or before October 1st which shall be considered the Contract Quantity for the next Nomination Period (pursuant to Section 4.1 of the Base Contract), must be within the Contract Quantity Limits and shall establish the delivery and acceptance obligations of the parties for such Nomination Period, subject to excuse due to Force Majeure or other adjustments as set forth herein. The Contract Quantity elected by Buyer for the Contract Year 2013 shall include **** tons of AQR Coal at the AQR Price of $**** per ton set forth in Section 4.2, up to **** tons, as elected by Seller, of Illinois base load Coal at the Illinois Base Price set forth in Section 4.1, and the balance shall be West Kentucky base load Coal at the West Kentucky Base Price set forth in Section 4.1. The Contract Quantity elected by Buyer for the Contract Year 2014 and each Contract Year thereafter, shall consist of **** tons of base load quantity (of which may be up to **** tons of Illinois base load Coal, as elected by Seller, and the balance shall be West Kentucky base load Coal), plus AQR Coal of at least **** tons for a total minimum annual commitment of **** tons.

Section 3: Sources

3.1 Sources. Seller and Buyer agree that the mines approved by Buyer for supplying Coal under this Confirmation are Pattiki in Illinois, and Dotiki, Warrior, and Elk Creek in West Kentucky. All AQR Coal shall be sourced from said West Kentucky mines. Except as provided in Section 3.2 below, in each Contract Year Seller shall deliver a minimum of **** tons of West Kentucky base load Coal at West Kentucky Base Price, not greater than **** tons of Illinois base load Coal at Illinois Base Price, and any AQR Coal at AQR Price.

3.2 Additional Illinois Coal. During the Parties’ annual forecasting process, Seller may request written consent from Buyer, which consent shall not be unreasonably withheld, to increase the **** maximum tons of Illinois base load Coal. Requested additional tons may not exceed **** tons during a Contract Year (“Substitute Coal”). Prices to be paid by Buyer for Substitute Coal shall be determined pursuant to Section 4.3 below.

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

3.3 Additional Sources. Seller may request additional mines or Origins be added as new Sources for the supply of Coal under this contract. If Buyer’s rail transportation arrangements do not include the requested Origins, then Buyer shall seek CSXT’s approval to add such Origins. If CSXT requires any additional freight rate differential or additional transportatipon charges for such new Origin, then Seller shall be responsible for any such rates differential or additional transportation charges. Such sources may be located in Illinois or West Kentucky or any other state, such as Indiana; provided, however, that such sources must be served by or directly accessible to CSXT. The Parties shall mutually agree to an amendment of this Confirmation to include such new Origins and the Price or other considerations required for the addition of a new Origin.

Section 4: Contract Price

4.1 Base Prices.

4.1.1 January 1, 2013 Base Prices. On or before January 1, 2013, Base Prices for the West Kentucky base load and Illinois base load Coal shall be determined by the Parties under the existing New Coal Supply Agreement, as amended, effective September 1, 2005 between Buyer and Webster County Coal, LLC, a Delaware limited liability company (successor-in-interest to Webster County Coal Corporation, a Kentucky corporation), White County Coal, LLC, a Delaware limited liability company (successor-in-interest to White County Coal Corporation, a Delaware corporation), and Seller, as successor in interest to Mapco Coal, Inc. for itself and as agent for Webster County Coal, LLC and White County Coal, LLC (the “NCSA”). The Base Prices effective January 1, 2013 shall be ****% of the October 1, 2012 NCSA Current Prices for Dotiki Mine coal (“West Kentucky Base Price”) and Pattiki Mine coal (“Illinois Base Price”) as determined in accordance with the terms and conditions of the NCSA. The West Kentucky Base Price determined above shall be adjusted downward by multiplying by **** to establish the effective January 1, 2013 West Kentucky Base Price.

4.1.2 West Kentucky Base Price. The West Kentucky Base Price shall be shown in Dollars ($) per ton loaded in rail cars at the Source, inclusive of Kentucky severance tax, other similar taxes and royalties. The West Kentucky Base Price is subject to adjustments from time to time for events occurring or having an effect on or after January 1, 2013, pursuant to Section 4.1.4 below, and as otherwise provided in Section 4.1.4.5 below. The new base cost components and new base index levels of the January 1, 2013 West Kentucky Base Price shall be shown in Schedule 2, entitled West Kentucky Base Price, attached to this Confirmation.

4.1.2.1	Severance Tax Adjustment. As the West Kentucky Base Price is adjusted under provisions of this Confirmation, it also will be adjusted to reflect application of Kentucky severance tax on the severance, mining or sale of the coal, hereinafter referred to as “severance tax,” to the adjusted West Kentucky Base Price. The initial Kentucky net effective severance tax rate is ****%. Such severance tax rate shall be adjusted to reflect credit for transportation cost, as long as such credit is allowed by the State of Kentucky, to reflect the equivalent Kentucky severance tax cost paid by Seller, using the mechanism and procedure as shown in the attached Schedule 2A. For severance tax verification purposes, Buyer shall have the right to review all of Seller’s severance tax filings, governmental audit results and any records or other data necessary to verify the same. The Parties acknowledge and agree that the equivalent Kentucky severance tax cost as of January 1, 2013 shall not be included in the definition of Governmental Adjustment as provided for in Section 4.1.4.5. If any modifications to the net effective severance tax rate result in an incremental change to the severance tax, or if any other similar new governmental tax is established, after the Confirmation Effective Date, then such incremental change or new tax shall be included as an Additional Governmental Adjustment Cost as described in Section 4.1.4.5.2 and shall be included as an AQR Additional Adjustment Cost as described in Section 4.2.5.

4.1.3 Illinois Base Price. The Illinois Base Price shall be shown in Dollars ($) per ton loaded in rail cars at the Source. The Illinois Base Price is subject to adjustments from time to time for events occurring or having an effect on or after January 1, 2013, pursuant to Section 4.1.4 below, and as otherwise provided in Section 4.1.4.5 below. The new base cost components and new base index levels of the January 1, 2013 Illinois Base Price shall be shown in Schedule 3, entitled Illinois Base Price, and attached to this Confirmation.

4.1.3.1	Severance Tax Adjustment. As the Illinois Base Price is adjusted quarterly, it also will be adjusted to reflect any applicable Illinois net severance tax or similar tax. It is understood that the January 1, 2013 Illinois Base Price does not include any severance, sales, use or other similar taxes that may be applicable or imposed on Coal supplied by Seller to Buyer under this Confirmation. In the event that after January 1, 2013, such a tax or taxes be deemed to apply or

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

be imposed on the Illinois base load Coal supplied under this Confirmation, the amount of such tax or taxes shall be added to the Illinois Base Price and shall be included as an Additional Governmental Adjustment Cost as described in Section 4.1.4.5.2.

4.1.4 Base Price Adjustments. The West Kentucky and the Illinois Base Prices shall be subject to upward or downward adjustments quarterly (each January 1, April 1, July 1 and October 1), beginning with an April 1, 2013 adjustment in accordance with this Section 4.1.4. The Parties agree that the dollar amount of the base cost components will be established in accordance with the NCSA and prior to December 31, 2012 shall be set forth in Schedule 2 and Schedule 3, each of which will then be attached to this Confirmation and shall form the basis for price adjustments under this Confirmation, whether or not those dollar amounts reflect actual mining costs as of January 1, 2013. Adjustments calculated under this Section 4.1.4 shall apply to all Shipments during the calendar quarter beginning on the adjustment date.

4.1.4.1 Labor and Benefits. The Base Prices shall be adjusted quarterly beginning on April 1, 2013, and on the first day of each subsequent calendar quarter, to reflect the change in the cost of labor and benefits from the assumed base cost component that is established with the January 1, 2013 Base Prices. The adjusted base component on each adjustment date will equal the product of **** and a fraction, the numerator of which ****, and the denominator of which ****. The average **** hourly rate for any calendar quarter shall be calculated as the straight arithmetic average of the monthly average hourly rates published. If such information is not published for any one or two of the months comprising a quarter, the average shall be calculated as an arithmetic average of the month(s) for which the values were published. If ****, or if no information is published for any of the months comprising a quarter, there shall be no adjustment to the labor and benefits cost component for that particular quarterly adjustment date. If during any month **** for such month, the **** hourly rate for that month shall be treated as unpublished.

4.1.4.2 Materials and Supplies. The Base Prices shall be adjusted quarterly beginning on April 1, 2013, and on the first day of each subsequent calendar quarter, to reflect the change in the cost of materials and supplies from the assumed base component that is established with the January 1, 2013 Base Prices. The adjusted base component on each adjustment date will equal the product of **** and a fraction, the numerator of which ****, and the denominator of which ****. **** The quarterly average index value for any index in any quarter shall be calculated as the straight arithmetic average of the monthly values published for that index. If such information is not published for any one or two of the months comprising a quarter and the index has not been discontinued, the average index value shall be calculated as an arithmetic average of the months for which values were published. If the index value is not published for all of the months comprising a quarter and the index has not been discontinued, the average index value for the quarter in question shall be set equal to the average index value calculated for the previous quarter. If no information is published for all of the indexes for all of the months comprising a quarter, there shall be no adjustment to the materials and supplies cost component for that particular quarterly adjustment date.

4.1.4.3 General and Administrative. The Base Prices shall be adjusted quarterly beginning on April 1, 2013, and on the first day of each subsequent calendar quarter, to reflect the change in general and administrative costs that is established with the January 1, 2013 Base Prices. The adjusted base component on each adjustment date will equal the product of the individual January 1, 2013 Base Price General and Administrative Components and a fraction, the numerator of which is the average of the **** as first published for the **** months preceding the intended quarterly adjustment date, and the denominator of which will be established with the January 1, 2013 Base Prices by calculating the average **** for the **** months preceding January 1, 2013.

4.1.4.4 Royalty. As the Base Prices are adjusted quarterly, the West Kentucky and the Illinois Base Prices, respectively, also shall be adjusted by an amount equal to ****% and ****% of the other adjusted base components to reflect the change in royalty expenses from the royalty base cost component established with the January 1, 2013 Base Prices. The royalty surcharge rates of ****% for West Kentucky and ****% for Illinois were derived from base nominal rates of ****% and ****%, respectively, and take into account the compounding effects of paying royalty on royalty collected. The nominal and contract royalty surcharge rates shall remain unchanged for the term of this Confirmation.

4.1.4.5 Governmental Adjustments. There shall be adjustments made from time to time in the Base Prices to reflect changes in Seller’s actual costs as of the date incurred because of governmental regulatory events which affect the coal industry on a national, regional, state or local level occurring or continuing to have an effect on or after ****, which are beyond the direct control of Seller and which after said date change Seller’s expenses or required capital expenditures, affect productivity at the Sources supplying coal under this Confirmation, or otherwise change Seller’s actual cost at the Sources (“Governmental Adjustment”). Government regulatory events shall include, by way of illustration, but not

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

limitation: new or amended or restated Federal, State or local legislation or regulation, or the interpretation of the application thereof by courts, administrative agencies, or any other body having jurisdiction relating to mining, mine safety, environmental, or other matters directly affecting Seller’s costs at the Source mines. If a Governmental Adjustment increases or decreases Seller’s costs of producing Coal from any of the Source mines covered by this Confirmation, there shall be added to or subtracted from the Base Prices from time to time adjustments to reflect the change in Seller’s costs because of such Governmental Adjustment, based upon actual production costs and productivity experienced at the respective Source mines before and after the Governmental Adjustment. Should capital items be affected by such a change, adjustments shall be based upon Seller’s computation of actual expenditures (or reasonable estimates thereof) subject to audit by Buyer for capital items, the useful life of such items, interest relating to the purchase or carrying thereof and actual productivity experienced at the Source mines before and after the change. The Parties recognize that there may be Governmental Adjustment claims for both ongoing compliance costs and fixed per ton fees and/or taxes, which shall be referred to as Governmental Adjustment Components as defined by Section 4.1.4.5.1 and Section 4.1.4.5.2 below. The Governmental Adjustment Component of the West Kentucky Base Price (or West Kentucky Adjusted Base Price, as the case may be) shall be based upon the actual cost per ton incurred at the Dotiki, Warrior and/or Elk Creek mines for Governmental Adjustment, weight averaged based upon the number of tons supplied to Buyer from each Source mine (“West Kentucky Governmental Adjustment Component”). The Governmental Adjustment Component of the Illinois Base Price (or Illinois Adjusted Base Price, as the case may be) shall be based upon the actual cost per ton incurred at the Pattiki mine (“Illinois Governmental Adjustment Component”). The Governmental Adjustment Components of the 2013 Base Prices and subsequent Contract Year Base Prices shall be estimated by Seller and mutually agreed to by the Parties on or before the immediately preceding August 1. The Parties shall review the Governmental Adjustment Components on a quarterly basis and Seller shall advise if any Governmental Adjustment has affected the Source mining operations, in which event Seller shall provide an estimate of the cost to be incurred as a result of the Governmental Adjustment in sufficient detail for Buyer’s review. The Parties then shall mutually agree to adjust the Governmental Adjustment Component if necessary. Such Governmental Adjustments shall be itemized on Schedule 2 for West Kentucky Base Price and Schedule 3 for Illinois Base Price.

4.1.4.5.1 Federal Black Lung and Reclamation Fees. The Base Prices specified in this Section as of January 1, 2013, include the cost of compliance with ongoing laws and regulations currently in effect to the extent such laws and regulations are currently being interpreted and enforced related to Federal Black Lung Tax Fee and the Federal Reclamation Fee. For purposes of this provision, there is a $1.235 per ton base cost component level for such costs as of January 1, 2012, for both the West Kentucky Base price and Illinois Base Price, which represents the $1.100 per ton Federal Black Lung Fee and $0.135 per ton Federal Reclamation Fee and such components may be adjusted by Federal Statute. The Parties recognize that by current Federal Statute, the Federal Reclamation Fee is to change on October 1, 2012 and be reduced from $0.135 to $0.120 per ton, which shall be reflected in the January 1, 2013 Base Prices under this Confirmation. The Federal Black Lung Fee and the Federal Reclamation Fee described in this Section 4.1.4.5.1 shall not be considered as Additional Governmental Adjustment Cost as defined in Section 4.1.4.5.2. The Parties further recognize that, continuing for such duration of time as allowed by Federal Statute, Seller shall issue Buyer a credit adjustment on an ongoing calendar quarter basis to reflect credit for non-payment of the Federal Black Lung Tax Fee and Federal Reclamation Fee on excess moisture above equilibrium moisture.

4.1.4.5.2 Additional Governmental Adjustment Cost. In addition to the Governmental Adjustment Cost described in Section 4.1.4.5.1., the Base Prices as of January 1, 2013 shall include the cost of ongoing compliance with all Governmental Adjustments, as interpreted and enforced at the Source mines, referred to as the “Additional Governmental Adjustment Cost”. The Additional Governmental Adjustment Cost shall also include any modifications that result in an incremental change to the Federal Black Lung Tax Fee and the Federal Reclamation Fee that occur on or after the Confirmation Effective Date. For Contract Year 2013, the Parties shall mutually agree by August 1, 2012 to an estimated ongoing 2013 Additional Governmental Adjustment Cost which will be used for billing purposes during 2013 for each Source mine. The average total estimated cost per ton of all Additional Governmental Adjustment Cost for the Source mines shall be based on the weighted average of the aggregate tons to be delivered during 2013 (“AGAC Estimate”). Each year thereafter, the Parties will agree by August 1 of the current Contract Year to the next Contract Year’s AGAC Estimate and the individual Source mines’ Additional Governmental Adjustment Cost for billing purposes. The Parties shall review this AGAC Estimate on a quarterly basis and Seller shall advise Buyer if any new laws or regulation have affected the Source mines, in which event the Parties may then mutually agree to adjust the AGAC Estimate if necessary. Each year, the Parties shall follow the following procedures to establish a maximum Additional Governmental Adjustment Cost for the annual base load quantity delivered during the next Contract Year (“Base Annual Cap”). If the AGAC Estimate is $**** per ton, or less, then $**** per ton shall be the Base Annual Cap. If the AGAC Estimate is greater than $**** per ton, then Buyer shall have the following two options: 1) if Buyer agrees to such AGAC Estimate, then that AGAC Estimate shall be the Base Annual Cap for the next Contract Year, or 2) if Buyer does not agree to the AGAC Estimate, then Buyer may give written notice to terminate the Confirmation at the end of the current Contract Year. If Buyer elects termination, Seller may within five (5) Business Days after receipt of Buyer’s notice of termination, withdraw its request for recovery of the AGAC Estimate, in which event the Base Annual Cap for the next Contract Year shall be $**** per ton and Seller and Buyer shall continue to perform under this Confirmation and the Base Contract. If Seller does not withdraw such request, then the Confirmation shall terminate effective December 31 of the Contract Year during which Seller has provided Buyer the AGAC Estimate and neither Party shall have any further rights or obligations under this Confirmation other than those with respect to performance required hereunder prior to the effective date of such termination. The Base Annual Cap shall exclude any adjustments which apply under the provisions of Section 4.1.2.1 and Section 4.1.4.4., which shall be in addition to the Base Annual Cap.

4.1.4.5.3 Base Price Additional Governmental Adjustment Audits. Seller shall submit to Buyer its annual Additional Governmental Adjustment Cost claim for the previous Contract Year on or before ****. Such claim shall be calculated based on the weighted average of the actual aggregate tons delivered during the Contract Year. Buyer and Seller shall cooperate to complete the audit fieldwork before **** and work towards resolution of the Additional Governmental Adjustment Cost claim by **** of the current Contract Year. The individual or weekly base load coal shipment invoices shall include the estimated Additional Governmental Adjustment Costs since ****, as previously agreed to by the Parties. After the end of each calendar year, the Parties will true up the annual actual Additional Governmental Adjustment Cost and tons after resolution of Buyer’s audit of the Additional Governmental Adjustment Cost claim and a separate retroactive invoice will be issued to adjust for the differences between the actual final audited costs and the estimated Additional Governmental Adjustment Cost, but in no event shall the final Additional Governmental Adjustment Cost recovery exceed the Base Annual Cap of $**** per ton, or any such higher amount as previously agreed to by Buyer under Section 4.1.4.5.2.

4.1.4.5.4 Additional Governmental Adjustment Normalization. If the Parties agree that any or all portions of costs included in Section 4.1.4 relating to claims for ongoing Additional Governmental Adjustment compliance costs have reached a “normalized cost level” as of a particular January 1 date, by mutual agreement, the Parties may allocate such costs over all other remaining cost components and establish new Base Price base cost component levels. For any or all portions of Additional Governmental Adjustment ongoing compliance costs that the Parties do not wish to allocate, Seller shall continue to submit claims on an actual cost basis for the remaining term of this Confirmation or until such time as the Parties agree to make an allocation to other cost components and include it in the new Base Price.

4.1.5 Fixed Portion. There shall be a fixed portion of the Base Prices that is not subject to adjustment. The fixed portion effective January 1, 2013, shall be ****% of the individual Base Prices determined pursuant to Section 4.1.1 above, and shall remain unchanged for the term of this Confirmation.

4.1.6 Unavailability of or Changes in Any Index. Excluding index unavailability under Section 4.1.4.1 due to ****, if an index ceases to be published or is unavailable for three reference months or longer, a comparable index or indices shall be substituted by mutual agreement of the Parties and, if available, reconstructed to the latest adjustment date for which the discontinued index was available and used in determining the adjusted base cost component level. The resulting revised base index level shall replace the previously used base index level as the denominator in subsequent price adjustment calculations. The revised base price cost component to be used in subsequent price adjustments shall be the last level which was calculated using the index which was subsequently discontinued or unavailable. Should representative indices cease to be published by the designated agency, the most practical equivalent index based upon performance and structure, upon mutual agreement of the Parties, shall be used for calculations to effectuate the intent of the Parties. In the event of a major change in the structure of any existing index used herein, a new base period index level and related cost component level shall be established for use on the first quarterly adjustment date thereafter in the manner as described above for discontinuation of an index. No retroactive price adjustment will be made because revised index levels are published subsequent to use of the original published index level. In the event an index is discontinued or otherwise becomes unavailable, as addressed under this Section 4.1.6, Seller and Buyer shall, after consulting with the Bureau of Labor Statistics, undertake to agree upon a substitute index or a substitute method of cost adjustment. If the Parties fail to reach agreement on a substitute index or method within thirty (30) days, the matter shall be resolved pursuant to Article 11 of the Base Contract.

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

4.1.7 Attached Schedules. Schedule 4 provides a listing of all indices’ titles, descriptions and sources utilized in this Section 4.1. The attached Schedule 2A, as referenced in Sections 4.1.2.1, is incorporated as part of this Confirmation. Schedules 2 and 3 as referenced in Sections 4.1.2 and 4.1.3, respectively, once completed shall be incorporated as part of this Confirmation.

4.2 AQR Price. The price for all AQR in Contract Year 2013 shall be $**** per net ton (“AQR Price”). The AQR Price for Contract Year 2014 and every Contract Year thereafter shall be established on or before August 1 of the preceding Contract Year pursuant to the following methodology.

4.2.1 Initial AQR Index. An initial AQR index shall be established from the average of the weekly Illinois Basin prompt year coal prices reported during the period January 1, 2012, through June 30, 2012. The prices used to establish the initial index (i.e., the “current Contract Year’s AQR index” for 2013) shall be the first published weekly prices identified below (“Index Price(s)”):

1. ****

2. ****

3. ****

4. ****

4.2.2 AQR Price Computation. Beginning in 2013, the prompt Contract Year’s (i.e. 2014) AQR Price will be computed utilizing the following method:

A.	Compute the average Index Price for the prompt Contract Year utilizing the prompt year Index Prices published during **** through **** of the current Contract Year.

B.	Calculate the percentage change from the current Contract Year’s AQR index to the prompt Contract Year’s AQR index. The calculated percentage change shall be the prompt Contract Year’s AQR percentage change; provided, however, this percentage change shall not be more than a positive ****% or a negative ****% change from the current Contract Year.

C.	The prompt Contract Year’s AQR Price shall then be calculated by taking the current Contract Year AQR Price multiplied by (**** + ****).

4.2.3 Unavailability of or Changes in Any Index. If one or more of the price publications suspend, modify or replace one of the reported Index Prices, the Parties shall select a substitute index utilizing a similar procedure as provided in Section 4.1.6 above.

4.2.4 Illustration. As an example only, the attached Schedule 5 illustrates the AQR Price computation described above. Actual published prices from January 1, 2010 through June 30, 2010 were used as a proxy for the 2013 Indices, and actual published prices from January 1, 2011 through June 30, 2011 were used as a proxy for the 2014 Indices.

4.2.5 AQR Additional Governmental Adjustments. There shall be adjustments made from time to time in the AQR Price cost components to reflect changes in Seller’s actual costs as of the date incurred because of governmental regulatory events occurring on or after **** for Contract Year 2013. Beginning January 1, 2014 and on January 1 of each Contract Year thereafter, the AQR Price cost components for the previous Contract Year shall be reset to zero effective with the annual establishment of the next Contract Year AQR Price pursuant to Section 4.2.2. The AQR Price shall be subject to adjustment for additional cost components for the Contract Year 2014 and each year thereafter for government regulatory events which affect the coal industry on a national, regional, state or local level occurring on or after January 1 of the Contract Year for which the AQR Price is established. AQR Additional Governmental Adjustment Cost shall not include Federal Black Lung Tax Fee and the Federal Reclamation Fee, discussed in Section 4.1.4.5.1 which are included in the AQR Price effective on January 1 of each Contract Year and as adjusted by Section 4.2.2. However, if such fees have been modified by governmental action or regulator action on or after **** for Contract Year 2013, and on or after January 1 for the Contract Year 2014 and each year thereafter, only the incremental change in Federal Black Lung

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

Tax Fee and the Federal Reclamation Fee shall be included in the AQR Additional Governmental Adjustment Cost under this Section 4.2.5. The government regulatory events must be beyond the direct control of Seller and after said date change Seller’s expenses or required capital expenditures, affect productivity at the Dotiki, Warrior and/or Elk Creek West Kentucky mine Sources supplying AQR coal under this Confirmation, or otherwise change Seller’s actual cost at the West Kentuckymine Sources in a manner that is not included in other price adjustments provided for in this Confirmation or in the Base Contract. Government regulatory events shall include, by way of illustration, but not limitation: new or amended or restated Federal, State or local legislation or regulation, or the interpretation of the application thereof by courts, administrative agencies, or any other body having jurisdiction relating to mining, mine safety, environmental, or other matters directly affecting Seller’s costs at the West Kentucky mine Sources (herein referred to as “AQR Additional Governmental Adjustment Cost”). If an AQR Additional Governmental Adjustment Cost event increases or decreases Seller’s costs of producing AQR Coal at the West Kentucky mine Sources covered by this Confirmation, there shall be added to or subtracted from the AQR Price from time to time an AQR Additional Governmental Adjustment Cost to reflect the full change in Seller’s costs because of such AQR Additional Governmental Adjustment, based upon actual production costs and productivity experienced at the respective West Kentucky Source mines before and after the AQR Additional Governmental Adjustment. Should capital items be affected by such a change, adjustments shall be based upon Seller’s computation of actual expenditures (or reasonable estimates thereof) subject to audit by Buyer for capital items, the useful life of such items, interest relating to the purchase or carrying thereof and actual productivity experienced at the Source mines before and after the change. The AQR Additional Governmental Adjustment Cost shall be based upon the actual cost per ton incurred at the Dotiki, Warrior and/or Elk Creek mines for AQR Additional Governmental Adjustment Cost, weight averaged based upon the number of AQR tons supplied to Buyer from each West Kentucky mine Source. Seller shall promptly advise if any AQR Additional Governmental Adjustment has influenced mining operations at the West Kentucky mine Sources, in which event Seller shall provide an estimate of the cost to be incurred as a result of the AQR Additional Governmental Adjustment in sufficient detail for Buyer’s review. Any adjustment to the AQR Additional Governmental Adjustment Component shall be by mutual agreement of the Parties and shall be included in the AQR Price. Any provision herein to the contrary notwithstanding, the aggregate amount of all AQR Additional Governmental Adjustment Cost under this Section 4.2.5 shall not exceed $**** per ton (“AQR Annual Cap”) for any Contract Year. The AQR Annual Cap shall exclude any adjustments which apply under the provisions of Section 4.1.2.1 and Section 4.1.4.4., which shall be in addition to the AQR Annual Cap.

4.2.5.1 Applicability. If an estimated AQR Additional Governmental Adjustment Cost is included in the AQR Price, that component will be used for billing purposes during the Contract Year for tonnage shipped on or after the date Seller first incurs any new AQR Additional Governmental Adjustment Cost. The Parties shall review any such AQR Additional Governmental Adjustment Cost on a quarterly basis, at the same time the Parties review the Base Price Additional Governmental Adjustment Cost pursuant to Section 4.1.4.5.2. It is understood and agreed that an adjustment pursuant to this Section 4.2.5 shall only be made for Contract Year 2014 and subsequent years if the AQR Additional Governmental Adjustment Cost in question occurred on or after January 1 of the Contract Year for which an AQR Additional Governmental Adjustment Cost is proposed.

4.2.5.2 Annual Claim. If an estimated AQR Additional Governmental Adjustment Cost is included in the AQR Price, Seller shall provide its prior year’s AQR Additional Governmental Adjustment Cost claim for actual costs on or before **** of the current Contract Year. This AQR Additional Governmental Adjustment Cost claim will be for actual cost at the Dotiki, Warrior and/or Elk Creek West Kentucky mine Sources supplying AQR under this Confirmation. Buyer and Seller shall cooperate to complete the audit fieldwork before **** and work towards resolution of the claim by **** of the current Contract Year. The Parties will true up the annual actual AQR Additional Governmental Adjustment Cost claim and applicable tons after resolution of Buyer’s audit of the AQR Additional Governmental Adjustment Cost claim and a separate retroactive invoice will be issued to adjust for the differences between the actual and estimated AQR Additional Governmental Adjustment Cost claim, but in no event shall the final AQR Additional Governmental Adjustment Cost recovery exceed the AQR Annual Cap.

4.3 Substitute Coal Price. The price to be paid by Buyer for Substitute Coal shall be the then effective West Kentucky Base Price adjusted (i) for Buyer’s actual freight and railcar cost differential for Shipments originating in Illinois versus Shipments originating in West Kentucky, (ii) to derive an Illinois price on a delivered $MMBtu basis equivalent to a price based on **** Btu/lb. The resulting Illinois price will be converted to Substitute Coal Price on a delivered $/ton basis. For each calendar quarter that Seller anticipates it will be supplying Substitute Coal, Buyer

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

shall provide Seller a computation in the form of Schedule 6 attached. All Substitute Coal, as invoiced, shall be subject to quality adjustment as if it was West Kentucky Coal pursuant to Section 5 below. As an example only, the attached Schedule 6 illustrates the Substitute Coal Price computation described above.

4.4 Price Calculations. Specifically for Schedule 2 and Schedule 3, the Base Contract Section 5.3.6 Rounding is hereby amended and unless otherwise noted in the Schedules, all calculations shall be carried at three decimal places, and rounded as specifically noted within Schedule 2 and Schedule 3.

Section 5: Quality Price Adjustments

5.1 Heat Content. A penalty/premium will be assessed/paid for the “as received” Btu/lb analysis (“Actual”) value under/over the guaranteed heat content (“Guaranteed Btu/lb”) for the calculated weighted average of the Shipments made during a calendar month (“Monthly Tons”). The Guaranteed Btu/lb shall be **** Btu/lb for West Kentucky base load Coal, West Kentucky AQR Coal and Substitute Coal; and **** Btu/lb for Illinois base load Coal. This penalty and premium shall be applied separately on a monthly weighted average basis to all tonnage shipped as West Kentucky base load Coal, West Kentucky AQR Coal, Illinois base load Coal or Substitute Coal.

A.	Penalty (when Btu/lb is less than guaranteed):

(Actual Btu/lb – Guaranteed Btu/lb) x [Price + Transportation Rate] x Monthly Tons = Adjustment

                Guaranteed Btu/lb.

B.	Premium (when Btu/lb exceeds guaranteed):

(Actual Btu/lb – Guaranteed Btu/lb) x [Price + Transportation Rate] x Monthly Tons = Adjustment

                Guaranteed Btu/lb

5.2 Sulfur for Tonnage Shipped from all Sources. A $**** per ton sulfur penalty/premium will be assessed/paid for each **** percent, fractions pro rata, by which the “as received” sulfur analysis (“Actual”) is above ****% or below ****%, as the case may be, measured up to a maximum of****% sulfur (rounded to **** percent). No penalty or premium will be applied to Coal ranging between ****% and ****% sulfur. If requested by Seller and approved by Buyer, Seller may ship Coal with a sulfur content in excess of ****% on a monthly weighted average basis, and an additional penalty of $**** per ton shall be applied for each **** percent above ****%, fractions pro rata. This penalty or premium shall be applied on a monthly weighted average basis to all tonnage shipped from all Sources, including the West Kentucky Coal and Illinois Coal base load tonnage, AQR tonnage or Substitute Coal.

5.3 Moisture for West Kentucky Coal. A moisture penalty or premium shall be applied to West Kentucky Coal at the rate of $**** per ton for each ****% which is above ****% or below ****%, as the case may be, fractions pro rata, measured as an “as received” monthly weighted average (rounded to **** percent). No penalty or premium will be applied to Coal ranging between ****% and ****% moisture. This penalty or premium shall be applied on a monthly weighted average basis to all West Kentucky Coal shipped, including base load West Kentucky Coal, AQR, or Substitute Coal.

5.4 Moisture for Illinois Coal. A moisture penalty or premium shall be applied to Illinois Coal at the rate of $**** per ton for each ****% above ****% or below ****%, as the case may be, fractions pro rata, measured as an “as received” monthly weighted average (rounded to **** percent). No penalty or premium will be applied to Coal ranging between ****% and ****% moisture. This penalty or premium shall be applied on a monthly weighted average basis to all Illinois Coal shipped.

5.5 Ash for Tonnage Shipped from all Sources. An ash penalty or premium shall be applied at the rate of $**** per ton for each ****% above ****% or below ****%, as the case may be, fractions pro rata, measured as an “as received” monthly weighted average (rounded to **** percent). No penalty or premium will be applied to Coal ranging between ****% and ****% ash. This penalty or premium shall be applied on a monthly weighted average basis to all tonnage shipped from all sources, including the West Kentucky Coal and Illinois Coal base load tonnage, AQR tonnage or Substitute Coal.

5.6 No Waiver. Assessment of adjustments under this Section 5 shall not constitute a waiver of any of Buyer’s other rights.

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

Section 6: Seller’s Warranties

6.1 Coal Reserves. Seller represents and warrants that its total Coal reserves at the Sources contain sufficient quantities of Coal recoverable by deep mining under present mining laws and practices to satisfy all of Seller’s obligations under this Confirmation.

6.2 Recoverable Reserves. Seller warrants that it will not, without Buyer’s prior written consent, use or sell Coal from the Sources reserves in any way that will reduce the balance of recoverable reserves to an amount less than the total amount then remaining to be supplied Buyer hereunder. Subject to the provisions of this Confirmation, Seller otherwise reserves the right to use coal or sell coal to others from the reserves.

6.3 Title and Indemnity. Seller warrants that at the time of delivery it will have title to the Coal, and will deliver the Coal to Buyer, free and clear of all liens, claims and encumbrances arising prior to the transfer of title to Buyer.

Section 7: Guarantor

Guarantor shall execute a Guaranty in the form attached hereto as Attachment 3 simultaneously with the execution of this Confirmation.

Section 8: Force Majeure

8.1 Definition. As used herein, a “Force Majeure” event is an occurrence beyond the reasonable control of the Party affected, which is not caused by that Party’s negligence or default, and which wholly or partially prevents or impairs the mining, preparing, loading, delivering or selling of Coal by Seller, or the transporting, receiving, unloading, storage, reclaiming, or utilizing of Coal by Buyer. As clarification, the term “utilize”, as used in this Section 8.1, means Buyer’s ability to burn Coal in the coal fired units at the Seminole Generating Station in Putnam County, Florida (“Buyer’s Generating Station”) in the manner and in quantities contemplated by unit design and prudent utility practices. Force Majeure events shall include, but not be limited by enumeration to, acts of God or of the public enemy; insurrection or riots; terrorism; strikes; organization attempts or other labor disputes; shortages of supplies or equipment; strike-related absenteeism; hurricanes; tornadoes; unusually severe storms; floods; fires; equipment breakdowns or damage; interruptions in or unavailability of rail transportation; roof falls, rib falls, roof and floor intrusions, geologic pressure which traps mining equipment, underground flooding, aquifers, build up of methane gas or any other mining conditions which cause unusual or material dangers or unsafe working conditions at a Source or extraordinary changes in Coal seam characteristics at a Source; delays in completion of repairs or construction; embargoes; inability to obtain governmental permits; governmental regulations or restrictions; orders of court; or acts of civil or military authorities.

8.2 Interim Relief. If, because of an event of Force Majeure, a Party is wholly or partially prevented or impaired from performing its obligations hereunder, and the Non-Performing Party affected gives prompt written notice of the event to the other Party, the obligations of such Non-Performing Party shall be suspended to the extent affected by the Force Majeure event and for its duration.

8.3 Notices. The Non-Performing Party affected by a Force Majeure event shall provide written notice thereof (“Initial Notice”) to the other Party of the Force Majeure event as soon as reasonably practicable, which shall include (a) the nature of the event,(b) the anticipated duration of the event, and (c) projected impact of the event, if possible. The noticing Party shall provide periodic updates during the course of the event to the other Party. Failure to provide the Initial Notice within a reasonable period shall be deemed a waiver of the claim for Force Majeure until the date such notice is given, to the extent that the other Party is adversely affected due to the notice delay.

8.4 Claim of Excuse. Within seven (7) Business Days after the conclusion of the Force Majeure event, or within seven (7) Business Days after the end of a calendar month in the event that Shortfall Tonnage has been caused by the Force majeure event, whichever is applicable, if the Non-Performing Party elects to claim excuse due to Force Majeure, then it shall provide a detailed written statement of the quantities claimed to be excused, including reasonable documentation to support the claim. The Party receiving the statement shall complete its review and provide a written statement of its position within fifteen (15) days of receipt of the claim.

8.5 Mitigation. The Non-Performing Party affected by a Force Majeure event shall use Commercially Reasonable Efforts to eliminate the cause of the event and resume performance as soon as reasonably practicable, provided, however, that neither Party shall be required to submit to what it considers to be an unacceptable labor agreement or be required to incur significant capital expenditures, to be determined in the sole discretion of the Non-Performing Party, and Buyer shall not be required to enter into new coal transportation contracts.

8.6 Replacement Coal. Buyer reserves the right to purchase replacement coal from other sources in the quantity that Seller claims as excused due to Force Majeure. Seller reserves the right to sell Coal to other purchasers in the quantity that Buyer claims as excused due to Force Majeure. Buyer also reserves the right to purchase replacement coal from other sources in the quantity that Buyer claims as excused for Force Majeure due to Buyer’s Transporter’s failure to perform. Buyer shall request that Seller agree to make-up such excused Coal within the Buyer’s time frame requirements before Buyer may seek to purchase such replacement coal.

8.7 Proration. During any period in which Seller’s ability to perform hereunder is affected by a Force Majeure event at a Source mine, Seller shall deliver to Buyer at least a pro rata portion (on a per ton basis) of the total tonnage produced by the affected Source mine during the Force Majeure event period. If any Force Majeure event affects Seller’s ability to produce or obtain Coal from other Sources or from Alternate Sources, such events shall be considered a Force Majeure event hereunder and Seller shall have no obligation to make-up the excused deliveries from the other mine Sources or from Alternate Sources. During any period in which Buyer’s ability to perform hereunder is affected by a Force Majeure event, Buyer shall not accept delivery of any coal from any other suppliers to whom Buyer’s ability to accept delivery is similarly affected by such Force Majeure event. Buyer shall accept delivery of Coal from Seller under this Confirmation in an amount at least equal to a pro rata portion (on a per ton basis) of its total contractual commitments to all its suppliers as to whom Buyer’s ability to accept delivery of coal is similarly affected by such Force Majeure event. The foregoing notwithstanding, (i) in the case of an event of Force Majeure that impacts Buyer’s transportation of Coal, relief may be taken hereunder as to all Coal affected by the event, and Buyer shall have no obligation to pro rate among other suppliers, and (ii) in the case of an event of Force Majeure that impacts Seller’s loading of Coal at a Source mine on the scheduled date of loading to Buyer, relief may be taken hereunder as to all Coal affected by the event, and Seller shall have no obligation to pro rate among other purchasers.

8.8 Quantity Excused Calculation. For purposes of any partial or total Force Majeure event affecting Buyer’s utilization of Coal at Buyer’s Generating Station (“SGS Utilization”), it shall be presumed that Buyer’s SGS Utilization occurred at a rate equal to the Base Quantity of **** tons and the AQR quantity for the Contract Year in which the event occurred divided by ****. For the purposes of any partial or total Force Majeure event affecting Buyer’s transportation, receiving, unloading, storage or reclaiming of Coal, the Parties shall compare the monthly Delivery Schedule for that month to the actual deliveries for that month to determine the quantity eligible to be excused. For the purposes of any partial or total Force Majeure event affecting Seller’s mining or preparing Coal, Seller shall be excused from the delivery of Base Quantity Coal and AQR Coal up to the quantity that would have been delivered from the affected Source mine had the Quarterly Forecast established pursuant to Section 4.2 of the Base Contract then in effect remained in effect throughout the period of the Force Majeure event divided by the total normal number of work days for the affected Source mine in the calendar quarter of the Quarterly Forecast times the number of normal work days or partial number of work days during which the Force Majeure event occurred during the Quarterly Forecast. For the purposes of any partial or total Force Majeure event affecting Seller’s loading or delivering of Coal, the Parties shall compare the monthly Delivery Schedule for that month to the actual deliveries for that month to determine the quantity eligible to be excused.

8.9 Quantities Excused. All quantities excused as a result of a Force Majeure event shall reduce the Contract Quantity for the Nomination Period and such quantities shall not be required to be made up unless the Parties mutually agree.

****	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.